UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2006

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – Entry into a Material Definitive Agreement.

Jay M. Davis, a director of Acuity Brands, Inc. (the “Company”), has notified the Company that he will retire as a director effective as of the Company’s annual meeting of shareholders scheduled for January 11, 2007, when his current term expires. In connection with Mr. Davis’s retirement, on October 25, 2006, the Executive Committee of the Board of Directors approved the amendment of the Stock Option Agreement for Nonemployee Directors dated January 12, 2006 between the Company and Mr. Davis to accelerate by one day the vesting of a non-qualified stock option award covering 1,500 shares of the Company’s common stock. These options previously vested on January 12, 2007. As a result of the amendment, the options will vest on January 11, 2007, the day of Mr. Davis’s retirement. A copy of the Amendment to Stock Option Agreement for Nonemployee Directors is attached as Exhibit 99.1 to this Report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above which is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Designation	Description
99.1	Amendment No. 1 to Stock Option Agreement for Nonemployee Director.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 27, 2006

ACUITY BRANDS, INC.

By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy
Senior Vice President and General Counsel